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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report: May 21, 1998



                           CYBEX INTERNATIONAL, INC.
            (Exact Name of Registrant as Specified in its Charter)



       NEW YORK                         0-4538                  11-1731581
(State or other jurisdiction of   (Commission File No.)    (I.R.S. Employer
incorporation or organization)                              Identification No.)



                 10 TROTTER DRIVE, MEDWAY, MASSACHUSETTS 02053
                   (Address of Principal Executive Offices)



      Registrant's Telephone Number, Including Area Code: (508) 533-4300
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Item 2:  Acquisition or Disposition of Assets.
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     On May 21, 1998, the Registrant acquired by purchase all of the outstanding capital stock of Tectrix Fitness Equipment, Inc., a California corporation ("Tectrix"), from the shareholders of such company. Tectrix designs, manufactures and sells high-end cardiovascular fitness equipment for the commercial and consumer markets. The Registrant intends that Tectrix will continue to utilize its assets in such business.

     The consideration for such acquisition included (1) cash at closing in the amount of $21.06 million, and (2) a promissory note in the amount of $2.34 million, subject to adjustment following an audit of Tectrix' closing balance sheet. In addition, the selling shareholders have the right to receive aggregate additional payments of up to $6.6 million based upon Tectrix' post-closing margin performance during the three-year period following the closing. Such consideration was arrived at by negotiation between the parties.

     Neither Tectrix nor the selling shareholders had, prior to the closing, any material relationship with the Registrant or any of its affiliates, directors or officers, or any associate of any such director or officer.

     In conjunction with the closing of this acquisition, the Registrant entered into a Credit Agreement with First Union National Bank, Fleet Bank, N.A. and Summit Bank, providing for a term loan of $25 million and revolving loans of up to $30 million, replacing the primary loan facility of the Registrant. The cash purchase price paid at closing was financed pursuant to this new credit facility.

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Item 7:  Financial Statements and Exhibits.
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     (a) Financial Statements of Business Acquired

          It is impracticable to provide the required audited financial statements for the business acquired by the Registrant as of and for the period ended December 31, 1997 and for the unaudited 3 month interim period ended March 31, 1997. The Registrant will file such required financial statements for the business acquired by the Registrant as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

     (b)  Pro Forma Financial Information

          It is impracticable to provide the required unaudited pro forma combined financial statements for the business acquired by the Registrant as of and for the period ended December 31, 1997 and for the unaudited combined pro forma 3 month interim period ended March 28, 1997. The Registrant will file such required financial statements for the business acquired by the Registrant as soon as practicable, but not later than 60 days after the date on which this report is required to be filed.

     (c)  Exhibits
          Exhibit 2.1  -   Stock Purchase Agreement dated as of May 20, 1998
                           among Cybex International, Inc., Tectrix Fitness
                           Equipment, Inc. ("Tectrix") and the Shareholders of
                           Tectrix.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: May 21, 1998
                              CYBEX INTERNATIONAL, INC.

                              By:      /s/ Peter C. Haines
                                   ---------------------------------
                                      Peter C. Haines, President
                                      and Chief Executive Officer

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